Exhibit 99.1

dELiA*s

435 HUDSON STREET NEW YORK, NY 10014

TELEPHONE: 212-807-9060 FAX: 212-590-6500

dELiA*s Announces Third Quarter Fiscal 2006 Results

Third Quarter Revenue Rises 12.0% to $67.5 million

Net Earnings Increase 94%

Net Earnings per diluted share of $0.11 vs. year-ago $0.06

NEW YORK, NEW YORK – (BUSINESS WIRE) – December 6, 2006 dELiA*s, Inc. (Nasdaq: DLIA), a direct marketing and retail company comprised of three lifestyle brands primarily targeting consumers between the ages of 12 and 19, today announced financial results for the third quarter and nine months ended October 28, 2006.

Revenue for the third quarter increased 12.0% to $67.5 million in the third quarter of fiscal 2006. Gross profit for the third quarter increased to $28.1 million or 41.7% of net sales, compared to $24.5 million or 40.5% of net sales for the fiscal 2005 third quarter. The Company’s net earnings for the third quarter of 2006 improved by $1.6 million, to $3.3 million, or $0.11 per diluted share, compared with the fiscal 2005 third quarter net earnings of $1.7 million or $0.06 per diluted share.

Robert Bernard, Chief Executive Officer stated: “In Retail, as discussed in our second quarter release, weekly comps turned positive on an overall basis in September week 1. We are pleased to report that each following week was positive with the momentum which started in September continuing into October, thereby facilitating a positive comp of 5% for the quarter. In addition, our Direct business continued to improve its performance as revenue growth exceeded circulation growth while operating earnings improved by 64%.”

Retail Segment Results

Net sales from the Company’s Retail Segment increased to $25.9 million compared with $20.5 million in the year-ago third quarter, an increase of 26.4%. The Company added 4 new premier stores during the quarter and ended the period with 71 premier stores and 2 outlets. The third quarter comparable store sales for premier, or non-outlet, stores increased 5%. Gross profit in the Company’s Retail Segment, which includes distribution, buying, occupancy and merchandising costs, was 32.4% of net sales for the quarter versus 29.6% in the year-ago quarter, an improvement of 280 basis points. The Company’s Retail Segment reported third quarter income from operations of $0.1 million, compared to an operating loss of $0.2 million during the third quarter of 2005.

Direct Segment Results

Net sales for the Direct Segment increased to $41.7 million, compared with $39.9 million in the year-ago third quarter, an increase of 4.6%. Gross profit in the Company’s Direct Segment was 47.4% of net sales for the quarter versus 46.2% in the year-ago quarter, an increase of 120 basis points. Income from operations in the Direct Segment was $3.5 million during the third quarter, versus a year-ago of $2.1 million.

Nine Month Results

For the nine month period ended October 28, 2006:

•	Revenue increased to $168.3 million from $148.4 million in the first nine months of fiscal 2005, an increase of 13.4%.

•	Gross profit improved to $65.4 million or 38.8% from $56 million or 37.7% in the first nine months of fiscal 2005.

•	Loss from continuing operations narrowed to $1.1 million, or $0.04 per diluted share, compared to a loss of $5.6 million or $0.25 per diluted share in the first nine months of fiscal 2005.

Conference Call Information

A conference call to discuss third quarter results is scheduled for today at 5:00PM Eastern Time. The conference call will be web-cast live at www.deliasinc.com. A replay of this call will be available on our website for one year, and can also be accessed until January 6, 2007 by dialing (888) 286-8010, Passcode 54459543.

About dELiA*s, Inc.

dELiA*s, Inc. is a direct marketing and retail company comprised of three lifestyle brands primarily targeting consumers between the ages of 12 and 19. Its brands – dELiA*s, Alloy and CCS – generate revenue by selling apparel, accessories, footwear, room furnishings and action sports equipment predominantly to teenage consumers through direct mail catalogues, websites, and, for dELiA*s, mall-based specialty retails stores.

Safe Harbor Language

This announcement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate,” “believe,” “estimate,” “expect,” “expectation,” “project,” and “intend,” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform theses statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

CONTACT:

dELiA*s, Inc.	Integrated Corporate Relations, Inc.
John Holowko	Chad Jacobs/James Palczynski
212.807.9060	203.682.8200

dELiA*s, Inc.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 28, 2006	January 28, 2006
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$18,427	$2,523
Inventories, net	42,493	25,832
Prepaid catalog costs	5,014	3,621
Due from Alloy, Inc.	—	8,155
Other current assets	5,802	2,943

Total current assets	71,736	43,074

Property and equipment, net	35,440	24,886
Goodwill	40,204	40,204
Intangible assets, net	2,633	2,763
Other non-current assets	875	483

Total assets	$150,888	$111,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$18,678	$12,316
Current portion of mortgage note payable	134	106
Accrued expenses and other current liabilities	28,331	25,104
Bank loan payable	7,000	—

Total current liabilities	54,143	37,526

Deferred credits and other long term liabilities	5,064	3,781
Long-term portion of mortgage note payable	2,444	2,574

Total liabilities	61,651	43,881

Commitments and contingencies
Stockholders’ Equity:
Common Stock; $.001 par value; 100,000,000 shares authorized; 29,838,628 and 23,520,474 shares issued and outstanding	30	24
Additional paid-in capital	93,179	70,397
Accumulated deficit	(3,972)	(2,892)

Total stockholders’ equity	89,237	67,529

Total liabilities and stockholders’ equity	$150,888	$111,410

dELiA*s, Inc.

Consolidated Statements of Operations

(In Thousands, except share data, and unaudited)

	For the Three Months Ended				For the Nine Months Ended
	October 28, 2006		October 31, 2005		October 28, 2006		October 31, 2005
Net Revenues	$67,533	100.0%	$60,318	100.0%	$168,254	100.0%	$148,364	100.0%
Cost of goods sold	39,400	58.3%	35,861	59.5%	102,904	61.2%	92,382	62.3%

Gross profit	28,133	41.7%	24,457	40.5%	65,350	38.8%	55,982	37.7%

Selling, general and administrative expenses	24,536	36.3%	22,369	37.1%	66,583	39.6%	60,045	40.5%
Impairment of long-lived assets	0	0.0%	0	0.0%	0	0.0%	889	0.6%
Restructuring Charges	0	0.0%	144	0.2%	0	0.0%	144	0.1%

Total operating expenses	24,536		22,513		66,583		61,078	41.2%

Income(loss) from operations before interest (income) expense and income taxes	3,597	5.3%	1,944	3.2%	(1,233)	-0.7%	(5,096)	-3.4%
Interest (income) expense, net	84	0.1%	187	0.3%	(74)	0.0%	435	0.3%

Income (Loss) from operations before income taxes	3,513	5.2%	1,757	2.9%	(1,159)	-0.7%	(5,531)	-3.7%

Provision(benefit) for income taxes	244	0.4%	73	0.1%	(79)	0.0%	73	0.0%

Income(Loss) from continuing operations before cumulative effect of change in accounting principle	3,269	4.8%	1,684	2.8%	(1,080)	-0.6%	(5,604)	-3.8%

Loss from discontinued business, net of taxes	0	0.0%	0	0.0%	—	0.0%	(11,061)	-7.5%

Income(Loss) before cumulative effect of change in accounting principle	3,269		1,684		(1,080)		(16,665)

Cumulative effect of change in accounting principle	0	0.0%	0	0.0%	0	0.0%	1,702	1.1%

Net Income(Loss )	$3,269	4.8%	$1,684	2.8%	$(1,080)	-0.6%	$(14,963)	-10.1%

Income(Loss) from continuing operations before cumulative effect of change in accounting principle	$0.12		$0.07		$(0.04)		$(0.25)
Loss from discontinued operations, net of taxes	—		—		—		(0.50)
Cumulative effect of change in accounting principle	—		—		—		0.08

Basic net income(loss) attributable to common stockholders per share	$0.12		$0.07		$(0.04)		$(0.67)

WEIGHTED AVERAGE BASIC COMMON SHARES OUTSTANDING	27,604,578		23,178,554		26,557,318		22,329,632

Income(Loss) from continuing operations before cumulative effect of change in accounting principle	$0.11		$0.06		$(0.04)		$(0.25)
Loss from discontinued operations, net of taxes	—		—		—		(0.50)
Cumulative effect of change in accounting principle	—		—		—		0.08

Diluted net income (loss) attributable to common stockholders per share	$0.11		$0.06		$(0.04)		$(0.67)

WEIGHTED AVERAGE DILUTED COMMON SHARES OUTSTANDING	30,960,131		27,743,476		26,557,318		22,329,632

dELiA*s, Inc.

Selected Operating Data (Unaudited)

	Three Months Ended		Nine Months Ended
	10/28/2006	10/31/2005	10/28/2006	10/31/2005
Channel Net Sales:

Retail	$25,861	$20,466	$55,560	$48,132
Direct:
Catalog	11,885	13,076	32,115	33,879
Internet	29,787	26,776	80,579	66,353

	$67,533	$60,318	$168,254	$148,364

Internet %	71%	67%	72%	66%

Catalogs Mailed	19,175	18,672	56,380	53,310

Number of Stores:
Beginning of period	69	55	59	55
Opened	4	8	16	10
Closed	0	1	2	3

End of Period	73	62	73	62

Total Gross Sq. Ft @ End of Period	275.1	227.8	275.1	227.8

Total Gross Sq. Ft @ End of Period - Premiere	267.3	214.2	267.3	214.2